Exhibit 10.22

CONSULTING AGREEMENT DATED MARCH 29, 2007

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into effective as of March __, 2007 (the “Effective Date”), by and among RG AMERICA, INC., a Nevada corporation (“RG America”), RG RESTORATION, INC., a Texas corporation (“RG Restoration”), RG RISK MANAGEMENT, INC., a Texas corporation (“Risk Management”), and RG ROOFING, INC., a Texas corporation (“RG Roofing”) (RG America, RG Restoration, Risk Management and RG Roofing, each a “RGMI Entity” and, collectively, the “RGMI Entities”), and FIRELINE RESTORATION, INC., a Florida corporation (the “Consultant”).

RECITALS

WHEREAS, the RGMI Entities are borrowers under a certain loan transaction (the “Loan”) between the RGMI Entities and LAURUS MASTER FUND, LTD, a Cayman Islands company (“Lender”).

WHEREAS, the RGMI Entities are not currently in compliance with their obligations with respect to the Loan, and each RGMI Entity has become unable to pay its debts as they become due and has ceased the operations of its present business.

WHEREAS, the Consultant is in the business of providing restoration and other construction services.

WHEREAS, upon the terms and conditions set forth in this Agreement, the RGMI Entities desire to engage the Consultant to provide consulting services to the RGMI Entities and to that end to outsource any and all construction and related duties and services under the RGMI Entities’ currently existing and future construction contracts and projects (collectively, the “Construction Contracts”).

WHEREAS, the RGMI Entities are in the process of assigning to the Consultant one or more of the Construction Contracts, and will assign to the Consultant additional Construction Contracts upon obtaining the proper consent from the customers to the respective contracts.

WHEREAS, the Consultant desires to provide the consulting services to the RGMI Entities upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the parties hereto, intending to be legally bound, covenant and agree as follows:

Recitals. The foregoing Recitals are true and accurate and are incorporated herein by this reference.

Consulting Engagement.

The RGMI Entities hereby engage the Consultant to provide consulting services to the RGMI Entities, and the Consultant hereby accepts such engagement, upon the terms and conditions set forth in this Agreement. The consulting services to be provided by the Consultant hereunder will consist of the complete and total outsourcing of any and all functions, rights, preferences, rights to payment and obligations under the Construction Contracts (collectively, the “Consulting Services”). In connection with the Consulting Services, the Consultant shall have the power and authority, for itself and in the stead and on behalf of the RGMI Entities, to do any or all of the following:

•	Control completely the projects contemplated by the Construction Contracts;

•	Deal directly with the customers, suppliers, and subcontractors under the Construction Contracts;

•	Negotiate directly with the customers, suppliers, and subcontractors regarding payment and pricing under the Construction Contracts;

•	Process payment applications and payroll applications on behalf of the RGMI Entities with respect to the Construction Contracts, and make determinations as to the proper payment thereof;

•
Deal directly with Lender for additional advances and funding, under the Loan and otherwise, that may be necessary in connection with the performance of the Construction Contracts, including without limitation, arranging for Lender to make such additional advances on the RGMI Entities’ behalf, which advances may be funded directly to the Consultant; and

•	To do all other things the Consultant reasonably deems necessary to carry out and perform the Construction Contracts and the terms of this Agreement.

Each of the RGMI Entities hereby appoints the Consultant, or any other person whom the Consultant may designate, as the RGMI Entity’s attorney-in-fact, with power to: (a) execute any documentation on the RGMI Entity’s behalf relating to the Construction Contracts and to supply any omitted information and correct patent errors in any documents executed by the Consultant or on the RGMI Entity’s behalf in connection therewith; (b) sign the particular RGMI Entity’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, financing statements and other public records, verifications of accounts receivable and notices to or from account debtors relating to the Construction Contracts; (c) endorse the particular RGMI Entity’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Consultant’s possession relating to the Construction Contracts; (d) verify the validity, amount or any other matter relating to any accounts receivable by mail, telephone, telegraph or otherwise with account debtors relating to the Construction Contracts; and (e) to do all other things the Consultant deems necessary to carry out the terms of this Agreement. Each of the RGMI Entities hereby ratifies and approves all acts of the attorney-in-fact and neither the Consultant nor the attorney-in-fact will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest is irrevocable during the Consulting Term (as defined below).

Term.

Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions for early termination set forth below, the consulting engagement of the Consultant under this Agreement shall commence on the Effective Date and shall continue through the first (1st) anniversary of the Effective Date (the "Consulting Term"); provided, however, that this Agreement shall automatically be renewed for successive one (1) year terms unless the Consultant gives the RGMI Entities notice of non-renewal at least thirty (30) days prior to the expiration of any term.

Notwithstanding the foregoing, the Consultant may, prior to the scheduled expiration of the Consulting Term, terminate the Consulting Term at any time without cause and without penalty effective immediately upon notice. In the event of such a termination, the Consultant shall be entitled to receive any unpaid Consulting Fees owing to the Consultant up through and including the effective date of the termination of the Consulting Term.

Notwithstanding the foregoing, the RGMI Entities may, prior to the scheduled expiration of the Consulting Term, terminating the Consulting Term for Cause in accordance with the terms herein. For purposes of this Agreement, the RGMI Entities shall have "Cause" to terminate the Consulting Term hereunder if the Consultant is not performing the Consulting Services in accordance with the terms hereof. Prior to any termination for Cause by the RMGI Entities, the RGMI Entities shall provide the Consultant with written notice of their intention to so terminate (the “Termination Notice”). The Termination Notice shall set forth in reasonable detail the grounds for the termination for Cause. The Consultant shall have a period of sixty (60) days from the date of the receipt by the Consultant of the Termination Notice to remedy any act or omission of the Consultant which constitutes the grounds for Cause hereunder. If at the end of such sixty (60) day period, the RGMI Entities and the Consultant disagree as to whether or not there exists grounds for a termination for Cause hereunder, then the RGMI Entities (acting collectively) and the Consultant shall each appoint one independent arbitrator, which two appointed arbitrators shall select a third independent arbitrator. The panel of three arbitrators shall decide the issue as to whether or not there exists grounds for a termination for Cause hereunder (the agreement of two of the three arbitrators shall be required). The decision of the arbitrators shall be final and binding upon the RGMI Entities and the Consultant. The costs and expenses of the arbitrators shall be paid for by the non-prevailing party.

Independent Contractor. At all times during the Consultant’s engagement, the Consultant will act as an independent contractor. The Consultant will not be considered an employee of the RGMI Entities for any purpose. In addition to the foregoing, nothing set forth in this Agreement shall be construed as creating a partnership or joint venture between the Consultant and the RGMI Entities.

Consulting Fee. As compensation for the Consultant’s services, the RGMI Entities, jointly and severally, shall pay the Consultant a consulting fee in the form of the complete and irrevocable assignment of any and all payments and amounts received by the RGMI Entities, and any and all rights to payment or compensation of any nature whatsoever, under the Construction Contracts, including, without limitation, profits, fees, charges, expenses and overhead (the “Consulting Fee”). The Consultant may direct the RGMI Entities to pay a portion of the Consultant Fee to a third party at the Consultant’s direction. The Consultant shall be entitled to reimbursement for all actual costs and expenses incurred by the Consultant in connection with the performance of the Consulting Services.

Representations and Warranties by the RGMI Entities. Each of the RGMI Entities represents and warrants to the Consultant that the execution and delivery by the RGMI Entities and the Consultant of this Agreement do not, and the performance by the RGMI Entities and the Consultant of their respective obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to any of the RGMI Entities, or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which any of the RGMI Entities is a party or by which any of the RGMI Entities is or may be bound.

No Assumption of Liabilities; Release.

Each of the RGMI Entities expressly acknowledges, agrees and covenants that the Consultant is not assuming any of the RGMI Entities’ or Lender’s duties or obligations under and with respect to the Loan the loan documents entered into in connection with the Loan (the “Loan Documents”) and the transactions contemplated thereby or relating thereto, and that nothing contained in this Agreement shall be construed inconsistent therewith. The Consultant hereby expressly disclaims any and all duties, liabilities and obligations under and with respect to the Loan or the Loan Documents and the transactions contemplated thereby or relating thereto.

For and in consideration of the Consultant’s agreements contained herein, each RGMI Entity hereby irrevocably releases each of the Indemnified Parties (as defined below) from any and all claims, demands, agreements, actions, expenses, damages, judgments, liabilities and obligations which any of the RGMI Entities has or ever had against any of the Indemnified Parties arising out of or related in any way to the Loan, the Loan Documents or any of the transactions contemplated thereby or relating thereto.

Indemnification. For and in consideration of the Consultant’s agreements contained herein, each RGMI Entity, jointly and severally, hereby indemnifies each of the Consultant, and the Consultant’s parent corporation, Home Solutions of America, Inc., a Delaware corporation, and their respective partners, Affiliates, directors, officers, employees, representatives and agents (each being an “Indemnified Party”), from, and agrees to defend and hold such Indemnified Party harmless against, any and all losses, liabilities, charges, damages, expenses and fees which may be asserted against such Indemnified Party arising out of or related in any way to this Agreement and/or the transactions contemplated hereby or relating hereto, except for matters owing such Indemnified Party to the extent that a court of competent jurisdiction shall have determined by judgment, no longer subject to appeal, that such indemnified amount primarily resulted from such Indemnified Party’s willful misconduct or gross negligence.

Further Assurances. Each of the RGMI Entities agrees to execute and deliver all such further documents, to do or cause to be done all such further acts and things, and to obtain all consents reasonably requested by the Consultant, in order to effect the transactions contemplated by this Agreement and to otherwise grant to the Consultant the intended benefit of this Agreement.

Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by facsimile transmission (as long as receipt is acknowledged), or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the address or facsimile number for each party set forth below, or to such other address or facsimile number as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt:

If to the RGMI Entities	c/o RG America, Inc. 1507 Capital Avenue, Suite 101 Plano, Texas 75074 Fax: (972) 919-4775 Attn: Chief Financial Officer
If to the Consultant	Fireline Restoration, Inc. 3018 Horatio Street Tampa, Florida 33609 Fax: (813) 353-9720 Attn: Brian M. Marshall

Miscellaneous. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by both of the parties hereto. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Consultant's engagement by the RGMI Entities, and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the engagement of the Consultant which are not set forth in this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the RGMI Entities, their respective successors and assigns, and the Consultant and the Consultant’s successors and assigns. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature delivered by facsimile transmission shall be deemed an original signature hereto.

Governing Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Texas, without regard to principles of choice of law or conflicts of law thereunder.

Attorneys’ Fees. In the event of any dispute arising out of this Agreement or any instrument given in connection herewith, or in the event it shall become necessary for a party to employ counsel to protect the party under this Agreement or any instrument given in connection herewith, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, whether incurred out of court or in litigation, including fees and costs incurred for representation on appeals.

Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each of the parties confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

Waiver of Jury Trial. THE CONSULTANT AND THE RGMI ENTITIES KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN THEM THAT ARISES AT ANY TIME OUT OF THIS AGREEMENT OR THE CONSULTANT’S ASSOCIATION OR ENGAGEMENT WITH THE RGMI ENTITIES, WHETHER AT LAW OR IN EQUITY, WHETHER BASED ON A CLAIM OR COUNTERCLAIM ARISING BEFORE OR AFTER THE EFFECTIVE DATE OF THIS AGREEMENT, REGARDLESS OF THE NATURE OF THE CLAIM OR COUNTERCLAIM, AND INCLUDING CLAIMS UNDER TORT, CONTRACT, CORPORATE, AND OTHER LAWS.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Consulting Agreement as of the day and year first above written.

THE RGMI ENTITIES:
RG AMERICA, INC., a Nevada corporation By: Name: Title:
RG RESTORATION, INC., a Texas corporation By: Name: Title:
RG RISK MANAGEMENT, INC., a Texas corporation By: Name: Title:
RG ROOFING, INC., a Texas corporation By: Name: Title:
THE CONSULTANT:
FIRELINE RESTORATION, INC., a Florida corporation By: Name: Title: